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                                   EXHIBIT 11

                 COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARY
             STATEMENT REGARDING: COMPUTATION OF EARNINGS PER SHARE



                                                        Three Months Ended                Six Months Ended
                                                            June 30,                         June 30,
                                                  ---------------------------       --------------------------
                                                    1999             1998              1999             1998
                                                    ----             ----              ----             ----
Basic Income Per Common Share (1)

Net income (in thousands)                         $     810        $     589        $   1,615        $    1,229
                                                  =========        =========        =========        ==========

Net income per share                              $     .20        $     .25        $     .39        $      .54
                                                  =========        =========        =========        ==========

Weighted average common shares outstanding        4,126,769        2,362,790        4,172,282         2,288,329
                                                  =========        =========        =========        ==========

Diluted Income Per Common Share (2)

Net income (in thousands)                         $     810        $     589        $   1,615        $    1,229
                                                  =========        ==========       =========        ==========

Net income per share                              $     .19        $     .17        $     .38        $      .39
                                                  =========        =========        =========        ==========

Weighted average common shares outstanding        4,178,208        3,413,865        4,214,723         3,140,337
                                                  =========        =========        =========        ==========


(1) Basic net income per share has been computed using the weighted average number of common shares outstanding during each period presented.

(2) Diluted net income per share has been computed using the weighted average number of common share outstanding and the dilutive effect of stock options and warrants outstanding during the periods presented.




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